CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-143964 on Form N-1A of our reports dated November 19, 2025, relating to the financial statements and financial highlights of First Trust STOXX® European Select Dividend Index Fund, First Trust Alerian Disruptive Technology Real Estate ETF, First Trust Dow Jones Global Select Dividend Index Fund, First Trust Global Wind Energy ETF, First Trust Alerian U.S. NextGen Infrastructure ETF, First Trust NASDAQ® Clean Edge® Smart Grid Infrastructure Index Fund, First Trust Indxx Global Natural Resources Income ETF, First Trust Indxx Global Agriculture ETF, First Trust Indxx NextG ETF, First Trust S-Network Future Vehicles & Technology ETF, First Trust Cloud Computing ETF, First Trust International Equity Opportunities ETF, First Trust Nasdaq Cybersecurity ETF, First Trust IPOX® Europe Equity Opportunities ETF, First Trust Dow Jones International Internet ETF, First Trust Bloomberg Emerging Market Democracies ETF, First Trust Emerging Markets Human Flourishing ETF, First Trust Nasdaq Lux Digital Health Solutions ETF, First Trust Indxx Metaverse ETF, First Trust Bloomberg Artificial Intelligence ETF, and First Trust Bloomberg Nuclear Power ETF, each a series of First Trust Exchange-Traded Fund II, appearing in Form N-CSR of First Trust Exchange-Traded Fund II as of and for the period ended September 30, 2025, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “AIFM Directive Disclosures”, “Independent Registered Public Accounting Firm”, and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

January 27, 2026